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                                                                    Exhibit 10.5
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                     FORM OF EXECUTIVE SEVERANCE AGREEMENT


This is an agreement by and between SPECIALTY PRODUCTS & INSULATION CO., a Pennsylvania Corporation, ("Employer") and RONALD L. KING, an adult individual ("Employee").

                                Background
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Employer is currently a wholly owned subsidiary of Irex Corporation ("Irex").
Irex plans to distribute the stock of Employer to the shareholders of Irex. Immediately thereafter, Employer plans to complete an offering of its securities to the public. Employee is currently employed as Employer's President. Employer recognizes that the offering of its securities to the public creates the possibility of a change of control of Employer. Employer also recognizes that the possibility of such a transaction raises uncertainty for Employee concerning his continued employment and future prospects. The complete and undistracted attention of Employee to his work on these transactions, and to the operating business of Employer, is critical to Employer's success. As a result, Employer has determined that it is in the best interests of Employer to provide Employee with the severance benefits set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties, and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

  1.  Effective Date.   This Agreement shall be effective on the date that Irex
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distributes the stock of Employer to the shareholders of Irex (the "Spin Off
Date"). If such distribution does not occur before December 31, 1998, the Agreement will have no effect.

  2.  Change of Control.  For the purposes of this Agreement, a "Change of
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Control" occurs when any person,  entity, or affiliated group thereof, which, on the day before the Spin Off Date, owns less than five percent of Irex's voting stock, subsequently acquires by purchase, merger, or other means, (i) a majority of Employer's voting stock, (ii) an amount of Employer's voting stock sufficient to elect its nominees in an election of Directors of Employer , or (iii) a majority of Employer's assets.

  3.  Termination After Change of Control.  If a Change of Control occurs within
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ten years after the Spin Off Date, Employee will receive the compensation and benefits provided in paragraphs 4 and 5 upon a subsequent termination of Employee's employment with Employer if the termination occurs within two years of the Change Of Control unless such termination is because of the death or disability of Employee, by the Employer for Cause, or by the Employee for any reason other than Good Reason.
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      (a) Termination by Employer for Cause means termination by the Employer for serious and willful misconduct in the course of or connected with Employee's employment with the Employer, for conviction of Employee of any criminal offense higher than the degree of misdemeanor, for gross dereliction in the performance of Employee's duties, or for rendering any services to any competitor of Employer, or using Employee's name in a business in competition with Employer, while Employee is employed by Employer.

      (b) Termination for Good Reason means termination by Employee after (i) the assignment to Employee of any duties adversely inconsistent with the status of the position held by Employee on the date on which a Change of Control occurs (the "Change of Control Date"), (ii) a substantial and adverse change in the nature of Employee's responsibilities from those required on the Change of Control Date, (iii) a reduction in the annual base salary of Employee in effect on the Change of Control Date, (iv) a substantial reduction in the benefits available to Employee from those available on the Change of Control Date, or the failure to provide Employee with benefits, including incentive compensation, on the same basis as they are provided to other senior managers of Employer, (v) the relocation of the office to which Employee is assigned to a site more than 50 miles from East Petersburg, Pennsylvania, or (vi) the assignment to Employee of duties requiring a substantial and long term increase in the amount of Employee's travel as compared to his travel before the Change of Control.

  4.  Termination Compensation.  Except as otherwise provided in Paragraph 3
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above, if Employee's employment is terminated within two years after a Change of
Control which occurs within ten years of the Spin Off Date, Employer shall pay to Employee within 30 days of the date of termination, (i) a lump sum severance payment equal to two times Employee's annual base salary on the Change of Control Date; (ii) an amount equal to the average of Employee's two most recent incentive compensation payments and (iii) accrued vacation and all other unpaid compensation owed for Employee's service prior to termination.

  5.  Benefits Upon Termination.   Except as otherwise provided in Paragraph 3
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above, if Employee's employment is terminated within two years after a Change of
Control which occurs within ten years of the Spin Off Date, for a period of 24 months from the date of termination Employer shall also provide to Employee life, disability, and accident and health insurance benefits substantially similar to those to which Employee was entitled on the Change of Control Date. Employer shall also provide Employee with payments which equal the amount Employer would have contributed to retirement plans on Employee's behalf during this period had Employee remained employed by Employer.

  6.  Assignment.  This Severance Agreement shall inure to the benefit of and be
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enforceable by the personal representatives, executors, administrators and heirs of Employee. This Agreement shall be enforceable against Employer or any successor in interest.

  7.  Confidential Information.  Employee agrees that in the event his
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Employment is terminated, Employee will not disclose confidential information or material concerning Employer's business affairs to any person, firm, corporation, association, or other entity for any reason whatsoever, and agrees not to make use of any such information or material to further Employee's business or
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personal interests or the business or personal interests of any other person, firm, corporation, association or entity. Employer acknowledges that this provision applies only to information and material developed by or specific to Employer, and does not preclude Employee from the use of knowledge acquired through his own previous experience. In the event of Employee's actual or threatened breach of this provision, Employer, in addition to all other available remedies, shall be entitled to an injunction restraining Employee therefrom.

   8.  Construction With Employment Agreement.  Compensation and benefits due
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under this Agreement shall replace any obligations of Employer under Employee's
Employment Agreement unless Employee determines, in his sole discretion, that application of the Employment Agreement is more beneficial to him. In no event may Employee receive compensation and benefits after a termination under both agreements.

  9.  Miscellaneous.  This Agreement may be modified only in a writing signed by
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the parties hereto. No waiver by either party hereto of any breach by the other party, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of any other breach, or obligation of compliance, under the Agreement. This is the entire Agreement of the parties concerning severance compensation in connection with a Change of Control, and supersedes any prior agreements, representations or understandings in connection therewith. This Agreement, however, shall not supersede or in any way limit Employee's rights under any stock option plan, ESOP, 401(k) plan or other Employer benefit plan. In the event Employee is required to use legal process to enforce this Agreement, Employer shall pay all legal fees and expenses incurred by Employee. All payments hereunder will be subject to normal tax withholding requirements. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. This Agreement shall be construed according to the laws of the Commonwealth of Pennsylvania, without regard to provisions pertaining to choice of law.

                                        Specialty Products & Insulation Co.
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       Ronald L. King                    By:
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Date:                                    Date:
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